EXHIBIT 10.2

BASANITE, INC.

CONFIDENTIALITY, NONCOMPETITION AND INVENTION ASSIGNMENT AGREEMENT

As a condition to and in consideration of my employment with or engagement by Basanite, Inc. or a subsidiary thereof, or the renewal or continuation thereof, and for other good and sufficient consideration, the receipt of which is hereby acknowledged, the undersigned, intending to be legally bound, knowingly and voluntarily enters into and agrees to observe, perform and be bound by this Confidentiality, Noncompetition and Invention

Assignment Agreement (this "Agreement").

1.

Certain Definitions and Agreements.

(a)

As used in this Agreement: the "Company" means Basanite, Inc., its current and future subsidiaries and its and their respective successors and assigns; if the undersigned is an individual providing consulting activities through a company or other entity, "me" or "I" include that company or entity and its personnel, owners and affiliates; if the undersigned is a company or other entity, references to "me" or "I" include the personnel, owners and affiliates thereof; and "Commencement Date" means the date of commencement of my relationship with the Company as an employee or consultant or in any other capacity. Other capitalized terms used herein shall have the meaning set forth elsewhere herein.

(b)

The undersigned shall cause each and every person included within the meaning of "me" or "I" to observe, perform and be bound by this Agreement as if such person was the undersigned and shall be responsible and liable for any action or omission by such person as if such person was the undersigned.

2.

Acknowledgements and Duration.

(a)

I acknowledge and agree that the Company is employing or engaging me, or continuing or renewing my employment or engagement, in reliance on my representations, warrants and agreements set forth in this Agreement.

(b)

I acknowledge and agree that, as an employee of or consultant to the Company, (i) I will have access to confidential and proprietary information of the Company that it has previously developed or acquired or that it may develop or acquire in the future, (ii) in the course of my employment or engagement with the Company, I may and am expected to develop or contribute to the development of confidential and proprietary information for the Company, (iii) the Company has acquired or developed and will continue to acquire and develop such information and the associated goodwill through expenditures of substantial time, effort, creativity, resources and money, (iv) the value and nature of such information and the associated goodwill are such as to make it reasonable and necessary for the protection of the Company's business interests that employees and consultants agree to restrictions of the type set forth herein, (v) the confidentiality, assignment and non-competition provisions set forth herein are reasonable, appropriately limited in duration and scope and will not unduly restrict opportunities for employment or other work activities after I cease to be an employee of or consultant to the Company and (vi) the compensation and benefits that I have received and may in the future receive, and the opportunity to receive such future compensation and benefits, constitute full, fair and reasonable consideration for the restrictions and obligations set forth herein.

(c)

I acknowledge and agree that, except as otherwise expressly provided in this Agreement, my obligations, representations and warranties in this Agreement shall survive the end of my relationship with the Company and continue and remain in full force and effect thereafter indefinitely.

3.

Confidential Information.

(a)

Confidentiality and Restriction on Use. I agree to (i) hold in strict confidence and not disclose to any person any Company Confidential Information or Company Intellectual Property, (ii) not to make copies of any Company Confidential Information or Company Intellectual Property and (iii) not use any Company

Confidential Information or Company Intellectual Property, in each case except for the sole and exclusive benefit of the Company or with the prior written authorization of the Company.

(b)

Definitions. "Company Confidential Information" means: (i) any and all information (including information that is, or is designated or treated by the Company as, non-public, confidential or proprietary), in each case whether in written, electronic, oral or other form and regardless of whether it has been, is or can be registered or protected under any patent, copyright, trademark, trade secret, proprietary, privacy or other law, that is owned, used, acquired, developed or held by or relating to the Company or any of its customers, clients, vendors, suppliers or Representatives (including past, present or prospective businesses, products, services, systems, methodologies, customer lists, sources of supply, licensors, license rights, governmental and third party grants, regulatory approval plans and strategies, pricing and distribution policies and strategies, manufacturing strategies and plans, financial condition and resources, financial or business performance or data, revenues, costs, assets, liabilities, rights, obligations, concepts, ideas, strategies and plans), including any of such information that is prepared, obtained or furnished by or for any of them or any of their respective affiliates, controlling persons, directors, officers, managers, trustees, partners, employees, representatives, advisors, attorneys, consultants, accountants, agents or financing sources (collectively, "Representatives"), whether prepared, obtained or furnished by or for me or any of my Representatives, any of their respective Representatives or other persons; and (ii) any and all books, records, notes, files, databases, archives, compilations, analyses, forecasts, studies, reports and other documents (whether in written, electronic or other form) which contain or reflect any of such information, regardless of whether prepared, obtained or furnished by or for me or any of my Representatives, any of their respective Representatives or other persons.

However, Company Confidential Information does not include information which (i) was on the Commencement Date part of the public domain to the extent that the value and significance thereof is widely known, (ii) became after the Commencement Date and prior to the date hereof part of the public domain to the extent that the value and significance thereof is widely known other than as a result of disclosure that would have been a breach of this Agreement if it had then been in effect, (iii) becomes after the date hereof part of the public domain to the extent that the value and significance thereof is widely known other than as a result of a breach of this Agreement, (iv) was on the Commencement Date known by me as evidenced by permanent dated written records or (iv) became after the Commencement Date known by me on a nonconfidential basis from a source (other than the Company or any of its Representatives), which is not prohibited from disclosing such information to me by a statutory, contractual, fiduciary, regulatory or other duty, as evidenced by permanent dated written records. I acknowledge and agree that (i) specific information shall not be deemed to be within an exception set forth in the preceding sentence merely because it is embraced in general disclosures in the public domain and (ii) a combination of information shall not be deemed to be within such an exception merely because specific individual information is in the public domain unless the combination itself and its principle of operation are in the public domain and the value and significance thereof is widely known.

"Intellectual Property" means: (i) any and all concepts, ideas, research, developments, inventions, discoveries, improvements, trade secrets, know how, specifications, formulas, processes, procedures, systems, methods, techniques, designs, drawings, operating (or process or production conditions, data or methods), engineering information and data, technical information and data, invention rights, shop rights, utility models, invention disclosures, mask works, published works, unpublished works, derivative works, works of authorship, computer programs, software, hardware, firmware, algorithms and other technology, in each case whether in written, electronic, oral or other form, regardless of whether it has been, is or can be reduced to practice and regardless of whether entitled to registration or protection under any patent, copyright, trademark, trade secret, proprietary, privacy or other law; and (ii) any and all books, records, notes, files, databases, archives, compilations, analyses, forecasts, studies, reports and other documents (whether in written, electronic or other form) which contain or reflect any of the foregoing.

"Company Intellectual Propem  " means any and all Intellectual Property that is owned, used, acquired, created or held by or relating to the Company, whether prepared, obtained or furnished by or for me or any of my Representatives, any of their respective Representatives or other persons, including Company Inventions.

As used in this Agreement, "create" includes make, develop, create, author, conceive, discover, invent or reduce to practice.

(c)

Third Party Agreements. I acknowledge that the Company has received and in the future will receive confidential or proprietary information from customers, clients, vendors, suppliers, consultants, advisers, licensors, attorneys, accountants, agents and other third parties pursuant or subject to confidentiality agreements. I agree to hold all such information in strict confidence and not to disclose or use it except in accordance herewith and therewith (whichever is most restrictive). Without limiting the definition thereof, I understand that "Company Confidential Information" includes such information.

(d)

Mandatory Disclosure. If I am required by law, rule, regulation or legal process (which phrase includes orders of courts or governmental or regulatory authorities, interrogatories, subpoenas and civil investigative demands) to disclose any Company Confidential Information or Company Intellectual Property, I will as promptly as possible (to the extent not prohibited by applicable law, rule, regulation or legal process) give written notice to that effect to the Company. The Company shall be entitled to seek a protective order or other appropriate remedy with respect to such disclosure. If the Company seeks such an order or remedy, I will fully cooperate with the Company. Regardless of whether such protective order or other remedy is obtained, unless otherwise agreed by the Company (which may withhold or delay such agreement in its sole discretion), I will furnish only that portion of such Company Confidential Information or Company Intellectual Property which I am legally required to be furnished. In addition, if such a protective order or other remedy is obtained, I will furnish such Company Confidential Information or Company Intellectual Property in accordance with and subject to such protective order or remedy. To the extent that I furnish Company Confidential Information or Company Intellectual Property in accordance with this Section 2(d), such furnishing will not constitute a breach of this Agreement.

(e)

Whistleblower Disclosure. Nothing in this Agreement prohibits me from (i) reporting truthfully possible violations of federal or state laws, rules or regulations to any governmental or regulatory authority, including the Department of Justice, the Securities and Exchange Commission, the Congress or any agency Inspector General, (ii) responding truthfully to requests for information, testimony or documents from any such authority or(iii) making other disclosures that are protected under the whistleblower provisions of federal or state laws, rules or regulations. To the extent permitted by such laws, I agree to promptly notify the Company of any such reports, responses or disclosures.

4.

Inventions, Intellectual Property and Works for Hire.

(a)

Disclosure and Assignment. I will promptly make full written disclosure solely and exclusively to the Company, and hold in trust for the sole and exclusive right and benefit of the Company until assigned as provided in the next sentence, any and all of my Company Inventions. I hereby irrevocably and unconditionally assign to the Company, or its designee, all of my right, title and interest throughout the world in and to any and all of Company Inventions, effective immediately upon creation thereof I hereby irrevocably and unconditionally assign to the Company, or its designee, any and all claims and causes of action of any kind which I now or hereafter have for misappropriation or infringement thereof

(b)

Definition. "Company Inventions" means any and all Intellectual Property which I have since the Commencement Date or may in the future solely or jointly with other persons create or cause to be created, whether or not during regular working hours, during (i) the period of my relationship with the Company as an employee or consultant or in any other capacity, regardless of whether related to the business of the Company, or (ii) the period of one year after the end of my relationship with the Company, to the extent that it is related to the business of the Company.

(c)

Works for Hire. I acknowledge and agree that all my Company Inventions which are works of authorship are "works made for hire" (to the greatest extent permitted by applicable law) for which I am, in part, compensated by my compensation as an employee or consultant.

(d)

Maintenance of Records. I agree to keep and maintain reasonable and current written or electronic books, records, files and documents, in an appropriate and permanent form, of all of my Company

Inventions during and for a period of three years after the end of my relationship with the Company. I agree that such books, records, files and documents will at all times be and remain the sole and exclusive property of the Company and that I will deliver them to the Company promptly upon request.

(e)

Assistance with Filings. I agree to assist the Company, or its designee, at the Company's expense and without additional compensation, to confirm and secure for the Company, or its designee, its sole and exclusive right, title and interest in and to any and all Company Inventions and any and all patent, copyright, trademark, trade secret, intellectual property, proprietary, privacy and other rights relating thereto in any and all countries. Without limiting the preceding sentence, upon request and without additional compensation, I shall execute, deliver, acknowledge, publish and file such assignments, agreements, applications, consents, waivers, notices, reports, certifications and other instruments and documents and provide such testimony as the Company, or its designee, may deem necessary or appropriate, including in connection with registration or protection under any patent, copyright, trademark, trade secret, proprietary, privacy or other law, enforcing and defending rights therein, asserting claims and rights against third parties and assigning and transferring rights therein. I shall not knowingly take any action inconsistent with my obligations under this Section 4.

(f)

No Infringement. I represent and warrant that, to the best of my knowledge and belief, no past or current Company Invention misappropriates or infringes the patent, copyright, trademark, trade secret, intellectual property, proprietary, privacy or other rights of, or disparages, libels or slanders, any other person. I will use my best efforts to prevent all future Company Inventions from misappropriating or infringing the patent, copyright, trademark, trade secret, intellectual property, proprietary, privacy or other rights of, or disparaging, libeling or slandering, any other person.

(g)

No Conflicting Agreements. I represent and warrant that the execution, delivery and performance of this Agreement and the performance of my obligations, responsibilities and duties to the Company, under this Agreement, any employment or consulting agreement or any other agreement, as an officer or employee of or consultant to the Company, or otherwise, do not and will not constitute or result in a breach, default or violation of any other employment, consulting, confidentiality, inventions assignment, non-competition, non-solicitation, mandatory disclosure or other contract, or any other duty or obligation (whether such obligation or duty is imposed by statute, fiduciary duty, regulation or otherwise), to which I am a party or by which I am bound.

(h)

No Use of Property of Others. I represent and warrant that I have not since the Commencement Date, and I will not, use in the performance of my responsibilities and duties to the Company, or otherwise, or disclose to the Company any trade secret or confidential or proprietary information or property of any prior or current employer, client or other person, to the extent that such use or disclosure constitutes or could reasonably be expected to give rise to a claim of a breach, default or violation of any contract to which I am a party or by which I am bound or any obligation or duty that I owe to such employer, client or other person, whether such obligation or duty is imposed by statute, fiduciary duty, regulation or otherwise. I represent and warrant that my compliance with this Section 4(h) will not restrict or impair the performance of my obligations, responsibilities and duties to the Company.

5.

Company Property. I will use my best efforts to safeguard, for the sole and exclusive benefit of the Company, all property of the Company of any kind in my possession or control and, at a minimum, in accordance with applicable Company policies. I will not copy, duplicate, recreate or reverse engineer any of such property. I will not remove any of such property from the premises of the Company or deliver it to anyone else, except for Company business with proper Company authorization. I will not intentionally damage, destroy or abandon any of such property, except with proper Company authorization. At the time of termination of my relationship with the Company, I will deliver to the Company (and will not keep in my possession or control or deliver to anyone else) all of such property and all property belonging to any of the Company's customers, clients, vendors, suppliers or Representatives or which the Company purchased for me or for which the Company reimbursed me, in each case without keeping any copies or duplicates thereof. For purposes of this Section 5, "property" includes Company Confidential Information, Company Intellectual Property, contact lists, information passwords or keys, key cards, credit cards, cell phones, tablets, laptops, flash drives, cars, housing, club memberships, reservations, tickets, login information to data rooms and archives, subscriptions, database and other licenses, and other tangible or intangible personal property or rights.

6.

Disclosure of Agreement.

(a)

Disclosure of Agreement to Employers. During the Restricted Period, I will disclose the existence and terms of this Agreement to any prospective employer, principal, client, customer, partner, co-venturer, investor, lender or other person prior to entering into an employment, consulting, partnership, management, agency or other business relationship with them; provided, however, that I shall not be obligated to disclose the existence and terms of this Agreement when I am engaging solely in activities that do not and could not relate in any way to the Company Business.

(b)

Disclosure of Offers to Company. If, during the Restricted Period, I am offered employment, engagement or other business association of any kind (whether as an owner, director, officer, manager, partner, member, proprietor, co-venturer, investor, lender, employee, associate, consultant, agent or otherwise) with a Competitor, I will give prompt written notice to the Company and provide such information related thereto as the Company may reasonably request.

(c)

Definitions. As used in this Agreement: "Restricted Period" means the period commencing on the date hereof and continuing until the expiration of 36 months after the end of my relationship with the Company, regardless of the reason for the end of such relationship; and "Company Business" means any business of the Company (i) in which I am then or have been previously employed or engaged, (ii) over which I am then or have been previously supervising or managing or (iii) as to the Company Confidential Information and Company Intellectual Property of which I have then or have had previously access in any material respect.

7.

Non-Competition and Non-Solicitation.

(a)

Acknowledgements. Without limiting Section 2, I acknowledge and agree that (i) Company Confidential Information and Company Intellectual Property could be used by another person or business to compete with the Company and interfere with relationships between the Company and its current and prospective customers, clients, vendors, suppliers, employees and consultants and (ii) the restrictions in this Section 7 are reasonable and fair in light of my access to Company Confidential Information and Company Intellectual Property and the Company's need to protect the Company Confidential Information and Company Intellectual Property, its current and prospective businesses and the goodwill associated therewith.

(b)

Non-Competition. During the period commencing on the date hereof and continuing until the expiration of 24 months after the end of my relationship with the Company (the "Non-Competition Period"), regardless of the reason for the end of such relationship, I will not, directly or indirectly, either individually or on behalf of, with or through any other person (other than the Company), in any capacity, own, invest in, lend to, serve as a director or officer for, sponsor, manage, control, advise, operate, provide services to, consult with, receive compensation or benefits from, be connected with, be employed by or be otherwise engaged, affiliated or associated with any person engaged or proposing to engage in the Company Business or a business that is or could reasonably be expected to be competitive with the Company Business (a "Competitor") or otherwise engage in any manner in the Company Business or a business competitive therewith; provided that, notwithstanding the foregoing, if I am terminated without "Cause" or for "Good Reason" (as such terms are defined in my employment agreement with the Company dated on or about the date hereof), then the Non-Competition Period will expire 18 months after the end of my relationship with the Company. For purposes of this Section 7(b), competitive activities include creating, making, marketing, selling and distributing alternative or substitute products or services.

(c)

Non-Solicitation. During the Restricted Period, I shall not, directly or indirectly, °either individually or on behalf of, with or through any other person (other than the Company):

(i)

solicit or induce, or in any manner attempt to solicit or induce, any customer or client of the Company or any person who prior to the end of my relationship with the Company has been identified as a prospective customer or client of the Company or any person who was a customer or client of the Company within 36 months prior to such end to (A) terminate such person's relationship with the Company, (B) reduce or limit such person's purchases from or other business activities with the Company, (C) terminate, modify, not grant any amendment or waiver of or not expand, renew or extend any contract with the Company or (D) purchase products or services that are competitive with, alternative to or substitutes for those made or offered by or available from the Company;

(ii)

solicit or induce, or in any manner attempt to solicit or induce, any person who is employed or engaged by, or who is otherwise acting as a Representative of, the Company to (A) terminate such person's relationship with the Company, (B) reduce or limit such person's business activities with the Company or (C) terminate, modify, not grant any amendment or waiver of or not expand, renew or extend any contract with the Company;

(iii)

solicit or induce, or in any manner attempt to solicit or induce, any person who is an agent, representative or distributor of, a manufacturer for, a licensor to, a licensee of or a vendor, supplier or service provider to the Company to (A) terminate such person's relationship with the Company, (B) reduce or limit such person's business activities with the Company or (C) terminate, modify, not grant any amendment or waiver of or not expand, renew or extend any contract with the Company;

(iv)

divert, or in any manner attempt to divert, person from doing or continuing to do business with the Company or any business activity or relationship within the scope of the Company Business to any other person;

(v)

interfere, or attempt to interfere, with any then current or reasonably foreseeable prospective business activity or relationship within the scope of the Company Business or with any then current or reasonably foreseeable prospective governmental or regulatory activity or relationship (including any approval, certification or procurement activity or relationship) of the Company; or

(vi)

disparage about the Company, its products, services or business activities or its Representatives or make statements which are calculated or intended to cause damage or harm to the business interests or reputation of the Company or its Representatives, in each case whether made publicly, to the press, to the trade, on the internet or social media, to any governmental or regulatory authority or otherwise.

(1)

Nothing in Section 7 shall prohibit me from owning (directly or indirectly), as a passive investment, up to five percent (5%) of the outstanding shares of any class of stock of any publicly traded company.

8.

Severability and Judicial Modification. Each of my obligations set forth herein shall be independent of my other obligations and shall be in addition to and not in lieu of any other obligations I may have to the Company, or any other rights available to the Company, under any other contract, at law, in equity or otherwise.

If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, such provision shall be reformed by the parties to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the original intent of the parties as closely as possible as expressed in, and the benefits to the parties provided by, this Agreement. If such provision cannot be so reformed, such provision shall be severed from this Agreement and the parties shall negotiate in good faith to modify this Agreement so as to give effect to the original intent as closely as possible in order that the benefits provided by such provision shall be preserved to the greatest extent possible. If the parties fail to agree to any such reformation or modification and such provision is held by a court to be invalid, illegal or unenforceable because of the duration, area, scope, activity or subject matter thereof, the court making such determination shall have the power to reduce the applicable duration, area, scope, activity or subject matter to the extent necessary so that, in its reduced form, such provision shall be valid, legal and enforceable. No such holding shall affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation, severance or reduction shall affect or impair the legality, validity or enforceability of any other provision of this Agreement. Injunctive Relief. Mitigation and Cooperation.

(a)

I acknowledge and agree that money damages for a breach or threatened breach of this Agreement by me is unlikely to be calculable, that such a breach is likely to cause substantial, continuing and irreparable harm to the Company and that remedies at law are likely to be inadequate to protect the Company against any actual or threatened breach of this Agreement by me. Accordingly, I agree to the granting of injunctive and other equitable relief in favor of the Company in the event of any such breach or threatened breach, without proof of actual damages and without the requirement of posting bond or other security. Such relief shall not be the exclusive remedy for a breach by me of this Agreement, but shall be in addition to all other rights and remedies available under contract, at law, in equity or otherwise to the Company. Notwithstanding any other provision contained herein to the contrary, I acknowledge and agree that the Restricted Period shall be extended for a period equal to the duration any violation of any of the covenants in Section 7, measured from the first date of any such violation to the later of the last date of any such violation or the date of final resolution of any and all claims, proceedings and litigation arising out of any such violation, if it is ultimately determined that I was in breach of such covenants. If I breach or violate this Agreement, I shall promptly notify the Company and shall use my best efforts, when and as reasonably requested by the Company to mitigate any damages or harm occasioned thereby.

(b)

I acknowledge and agree that (i) during the period of my employment or engagement , I may be involved in activities that may continue after then end of such period and I may have information that may be relevant to activities after the end of such period and (ii) such activities may include, among other things, product development, assignment, registration and protection of Intellectual Property, governmental or regulatory approvals or certifications, assertion and defense of claims and demands, including through arbitration and litigation, and responding to regulatory and governmental investigations. Accordingly, following the end of my relationship with the Company for any reason, to the extent reasonably requested by the Company, I shall fully and promptly cooperate with the Company in connection with such activities and any other matters arising out of or relating to my service to the Company; provided, that (i) the Company makes reasonable efforts to minimize disruption of my then current employment or engagement and other activities, (ii) the Company reimburses me for reasonable expenses incurred in connection with such cooperation and (iii) to the extent that I am required to spend more than 4 hours in any week or 40 hours in any year on such cooperation, the Company shall compensate me for the time spent during such week or year, as the case may be, at an hourly rate (assuming a 2,000 hour year) based on my base compensation at the end of such period.

10.

Not an Agreement of Employment. I acknowledge and agree that nothing in this Agreement shall limit in any way the right of the Company to terminate my services at any time or be evidence of any agreement or understanding, express or implied, that the Company will employ or engage me in any particular position, at any particular rate of compensation or for any particular period of time. I acknowledge and agree that, unless otherwise stated in my employment or consulting agreement, my employment or engagement is at will and can be terminated by the Company at any time and for any reason or no reason.

11.

Defend Trade Secrets Act of 2016. Notwithstanding anything contained herein to the contrary, I understand that I may not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made: (i) directly or indirectly in confidence to a U.S. federal, state, or local government official, or to an attorney, so long as such disclosures are made solely for the purpose of reporting or investigating a suspected violation of law; or (b) in a complaint or other document filed in a legal proceeding, if such filing is made under seal. In addition, if I file a proceeding against the Company for retaliating against me for reporting a suspected violation of the law, I may disclose the underlying trade secret to my attorney and use the trade secret in the proceeding, so long as I file all documents containing or identifying the trade secret under seal and do not disclose the trade secret, except pursuant to legal process.

12.

General Provisions.

(a)

THE VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO THE LAWS, RULES OR PRINCIPLES OF SUCH STATE REGARDING CONFLICTS OF LAWS). I agree that any proceeding arising out of or relating to this agreement or the breach or threatened breach hereof may be commenced and prosecuted in a court in the State of Delaware and consent and submit to the non-exclusive personal jurisdiction of any court in such State in respect of any such proceeding. I consent to service of process upon me with respect to any such proceeding by any means by which notices may be transmitted hereunder or by any other means permitted by applicable laws and rules. I waive any objection that I may now or hereafter have to the laying of venue of any such proceeding in any court in such State and any claim that I may now or hereafter have that any such proceeding in any court in such State has been brought in an inconvenient forum. I WAIVE TRIAL BY JURY IN ANY SUCH PROCEEDING.

(b)

All notices required or permitted to be given pursuant to this Agreement shall be given by written notice in English, shall be transmitted by personal delivery, registered or certified mail (return receipt requested, postage prepaid) or nationally recognized courier service, and shall be addressed to the intended recipient at its address set forth herein. A party may designate a new address to which such notices shall thereafter be transmitted by giving written notice to that effect to the other party. Each notice transmitted in the manner described herein shall be deemed to have been (i) delivered to the addressee as indicated by the return receipt (if transmitted by mail), the mailing label (if transmitted by courier service) or the affidavit of the messenger (if transmitted by personal delivery) or (ii) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

(c)

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes all of the previous or contemporaneous contracts, representations, warranties and understandings (whether oral or written) by or between the parties with respect to the subject matter hereof. No cancellation, termination, amendment, supplementation, extension or waiver of this Agreement or any of its terms shall be binding upon a party unless it is expressly set forth in a written instrument which is executed and delivered on behalf of each party. No subsequent change or changes in my duties, obligations, rights, compensation or benefits will affect the validity or scope of this Agreement. Neither the exercise (from time to time and at any time) of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy shall be deemed to be a waiver of any other right, power or remedy or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy. As used herein, the word "including" shall in all cases be deemed to the followed by the phrase "without limitation" and the word "person" shall include individuals and corporations, societies, companies, partnerships, trusts, unincorporated associations, governments and governmental instrumentalities, and other entities of any kind.

(d)

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns (including my heirs, executors, administrators and other legal representatives). I will not assign any of my rights or delegate any of my duties under this Agreement without the prior written consent of the Company. The Company may assign or delegate its rights and obligations under this Agreement without my consent. If the Company commences a proceeding or litigation against me, by way of claim or counterclaim and including a declaratory action, in which it is preliminarily or finally determined that I have violated any provision of this Agreement, I agree to reimburse the Company for all costs and expenses incurred in such proceeding or litigation, including court and expert costs and reasonable attorneys' fees and expenses.

(e)

This Agreement may be signed in counterparts, each of which when executed and delivered shall constitute an original instrument, but all of which together shall constitute one and the same instrument. It shall not be necessary when making proof of this Agreement to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of all of the parties. A facsimile or pdf of an original shall be as effective as delivery of such original.

I acknowledge that I have been advised to consult with my own counsel concerning this Agreement and have had reasonable time and opportunity to do so. I have executed this Confidentiality, Noncompetition and Invention Assignment Agreement on the date set forth below.

Signed on: February 23, 2019

Signature: /s/ Richard Krolewski

Print Name of Signatory: Richard Krolewski

Print Name of Entity and Title of Signatory, if Services are Provided through an Entity:

________________________________________________________________________

Address: ________________________________________________________________

________________________________________________________________________

Accepted by the Company as of the date set forth above:

Signature: /s/ Ronald J. LoRicco, Sr.

Print Name of Signatory: Ronald J. LoRicco, Sr.

Print Title of Signatory: Chairman of Board of Directors